Exhibit 99.1 Investor Presentation May 2018

Disclosure Information INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures at total company ownership of funds from operations (“FFO”), Earnings Before Interest, Taxes, Depreciation and Amortization for real estate (“EBITDAre”), Adjusted EBITDA, Net Debt to Adjusted EBITDA, net operating income (“NOI”), and net asset value (“NAV”) to explain operating performance and assist investors in evaluating our business. For a more thorough discussion of FFO, Operating FFO, EBITDAre, Adjusted EBITDA, Net Debt to Adjusted EBITDA, NOI, Comparable NOI, and NAV, including how we reconcile these measures to their GAAP counterparts, please refer to the supplemental package for the quarter-ended March 31, 2018, furnished to the SEC on Form 8‐K on May 3, 2018 and the supplemental package for the year-ended December 31, 2017, furnished to the SEC on Form 8‐K on February 8, 2018. Copies of our quarterly and annual supplemental packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. Please note: We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation. Pictures shown on cover from left to right are Twelve12, the New York Times building and 88 Sidney Street.

Table of Contents Section Page # 1 Our Company 1 2 Near-Term Priorities and Long-Term Strategy 5 3 Our Portfolio 7 4 Growth Opportunity - Development 13 5 Capital Structure Overview 19 6 ESG 21 A Appendix: Additional Financial Information 22

1 Value Proposition

ForestCity

High-quality assets concentrated in core, urban markets with strong growth profiles and operated by an experienced, proven management team

- Premier assets in core, high-barrier-to-entry urban markets
- Scale and focus within core markets; top 10 assets comprise ~60% of NOI[(1)]
- Outsized growth opportunities from existing JV buyouts, in-process developments and entitled pipeline in attractive core markets
- Continued margin enhancements resulting in a 410 bps improvement over year-end 2016, against previously stated target of 400-500bps
- Effective, seasoned management team averaging who have successfully executed key strategic goals in the Company's evolution

Commitment to Outperformance			
NAV per Share Trading Gap	NAV per Share	FFO per Share	Stockholder Returns

(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentage based on Q1 2018 estimated annualized stabilized NOI.

- 1 -

1 Guiding Principles Focused Placemaking Sustainable Growth Exceptional Performance • Premier national portfolio of • Operate within well-defined • Streamlined operations for high-quality office and capital allocation parameters “best-in-class” performance multifamily assets • Tailored capital structure for • Reduced exposure to non- • Concentrated exposure in future growth opportunities core assets and markets (1) seven leading core markets • Disciplined approach to • Accountability through • Pursue development at activating development transparency in governance attractive risk-adjusted pipeline returns Portfolio Optimization Growth Opportunities Earnings Enhancements ◦ Focus on core markets ◦ Existing development ◦ Reduce cost of capital ◦ Refine portfolio entitlements ◦ Improve margins ◦ Deliver in-process ◦ Opportunistic JV buyouts ◦ Stabilize accretive developments ◦ Targeted acquisitions developments (1) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. - 2 - metropolitan areas. Reflects portfolio pro forma for pending retail and FAH dispositions.

1 Focus on Continued Execution

ForestCity

	Key Factors	As of 2011	Today	Target
Strategic Goals	Core Asset Focus	Apartment; Office; FAH; Retail; Hotels; Military Housing; Land; Team / Arena	Apartment; Office; Retail	Mixed-Use; Apartment; Office
Strategic Goals	Non-Core Markets	**82.2%** NOI from 9 Markets(1)	**90.4%** NOI from 9 Markets(1)	**>90.0%** NOI from 7 Core Markets(2)
Strategic Goals	Development	**16.7%** 2011 Development Ratio	**5.87%** Q1 2018 Development Ratio	Target development ratio **less than ~7.5%** and deliver **NAV and FFO growth** from **existing projects**
Financial	Margin Improvement	**44.4%** Adjusted EBITDA Margin	**57.5%** Rolling 12-months Ended March 31, 2018 (excluding development)	**~400-500bps** of upside from identified cost savings, as compared to the year-ended 2016
Financial	JV Exposure	Majority of NOI from JVs	University Park at MIT, QIC and Madison JV transactions	**Opportunity for partner buy-outs** from captive deal pipeline reduces JV exposure
Financial	Leverage	**13.1x** Net Debt / Adj. EBITDA	**7.0x** Rolling 12-Months Ended March 31, 2018	**6.5x** Long Term Net Debt / Adj. EBITDA
Financial	Dividend Policy	**None**	Q1 17 $0.09; Q1 18 $0.18	**Additional Dividend Growth**
Corporate Governance	Other Corporate Governance Items	**6/15** Independent Board Members **2/6** Independent Board Members with less than 10 years tenure **21.5 yrs** Avg. Board Tenure **Executive Chairman**	**Newly Reconstituted Board of Directors** **10/12** Independent Board Members **3.6 yrs** Avg. Board Tenure **Non - Executive Chairman**	**Predominantly Independent Board** **Majority Voting** standard in uncontested elections

(1) Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.
(2) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.

- 3 -

1 Recent Steps & Accomplishments…

ForestCity

Management and the Board have a proven track record of achieving their stated goals and are focused on continuing successful execution of the Company's strategy

Increased Focus	- Narrowing focus to **two property types**, apartment and office, from eight in 2011 - Pending **disposition of the majority of our retail portfolio** through the sale of **10 regional malls** and **12 New York shopping center assets** to our existing partners, QIC and Madison International, for a combined **~5.1% cap rate** (represents $2.0Bn valuation and **$1.1Bn NAV**)(1) - Currently generate **90.3% of NOI** from nine markets compared to 82.2% in 2011(2)
Expanded Margins	- Adjusted EBITDA margin has expanded from 44.4% in 2011 to **57.5% for the rolling 12-months ended March 31, 2018** (excluding development)
Improved Corporate Governance	**Eliminated dual-class** structure, implemented **majority voting**, established a newly reconstituted, predominately **independent Board of Directors**
Initiated Dividend	Re-initiated dividend in 2016 and, in **Q1 2018, doubled dividend** from a year earlier.
Reduced Leverage	Steadily decreased leverage from 13.1x Net Debt / Adj. EBITDA in 2011 to **7.0x for the rolling 12-months ended March 31, 2018.**
Enhanced Disclosure	Changed fiscal year-end to Dec. 31, disclosed new segment level data, added detailed margin and overhead information and currently provide annualized NOI and NAV components

(1) *See page 24 for additional disclosure.*
(2) *Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Excluding NOI from FAH properties.*

- 4 -

2 Near-Term Strategic Priorities

ForestCity

Forest City has identified six key near-term strategic priorities intended to simplify & focus the portfolio, increase cash flow and drive stockholder returns

	Objective		Near-Term Impact
1	Execute Sale of Retail Portfolio	➡	Reduces retail exposure, with ~92% of pro forma NOI from office and multifamily assets
2	Margin Improvement	➡	~400-500bps of identified adjusted EBITDA margin improvement
3	Reduce Leverage	➡	~6.5x Net Debt / Adj. EBITDA by year-end 2019 from 7.0x for the rolling 12-months ended March 31, 2018[(1)]
4	Deliver Near-Term Developments	➡	Near-term incremental FFO contribution of $0.06 – $0.08 per share from 2017 and 2018 openings upon stabilization
5	Navigate "BIG" Period	➡	Minimize built-in gains ("BIG") recognition, resulting from REIT conversion, while retail and other non-core asset sales are executed "BIG" period lasts until 12/31/2020

(1) See page 16 for current capital structure.

- 5 -

2 Long-Term Strategy Portfolio Optimization ▪ Focus investing in top tier core markets (inventory of opportunity: NYC, D.C., San Francisco and Denver) ▪ Deliver ongoing “power of place” developments into stabilized core portfolio ▪ Continue to evaluate the merit of the long-term ownership of non-core and remaining retail Growth Opportunities ▪ Disciplined development targeting 6% – 7% yield on Maximize cost or 150-200bps spread to stabilized cap rates ▪ Opportunistic acquisitions from captive pipeline of JV Stockholder partner interests ▪ Targeting development ratio less than ~7.5% Value ▪ Value creation potential from development pipeline Earnings Enhancements ▪ Reduce cost of capital ▪ Strengthen balance sheet ▪ Efficient organizational structure of continuous improvement mindset ▪ Significant FFO from delivery of current developments - 6 -

3 Portfolio Composition[(1)]

Total Operating Portfolio


Office
54%
~$535MM
NOI
Retail
8%
Apartment
38%


FOUNDRY LOFTS | WASHINGTON, D.C.

Office (% of Total NOI)[(2)]


Manhattan
11%
Brooklyn
18%
~$286MM
NOI
Cambridge
Life Science
16%
Other
Office
5%
Other Life Science
5%


40 LANDSDOWNE ST | CAMBRIDGE, MA

Apartment (% of Total NOI)[(3)]


Core
30%
~$203MM
NOI
Non-Core
8%


AMERICAN CIGAR LOFTS | RICHMOND, VA

Note: NOI data as presented is at Company share.
(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentages based on Q1 2018 estimated annualized stabilized NOI.
(2) Other Office includes assets located in suburban areas of Alexandria, VA, Pittsburgh, PA, Richmond, VA, San Francisco, CA, and Albuquerque, NM. Other Life Science includes an asset in Philadelphia, PA and an asset in Baltimore, MD.
(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.

- 7 -

4 Top Ten Assets

ForestCity

Pro forma for pending retail portfolio dispositions, Forest City's portfolio is concentrated in a select number of high-quality assets with the top ten assets comprising >60% of total NOI

7 Bayside Village
San Francisco, CA
431 Units
$12.3MM NOI



5 Stapleton
Denver, CO
1,241 Units
$15.7MM NOI



10 8 Spruce Street
New York, NY
234 Units
$9.9 MM NOI



8 Johns Hopkins
Greater Washington, D.C.
276K SF GLA
$12.0MM NOI



1 University Park Portfolio
Cambridge, MA
1.7MM SF GLA
531 Units
$95.8MM NOI



# Denotes ranking by NOI



San Francisco
Denver
Boston
NYC
Washington, D.C.

Top 10 Asset NOI Contribution



Top 10 Assets
61%
~$535MM
NOI
Other
39%

Property Type Key

- Office
- Apartment
- Mixed-Use

4 Westfield SF Centre
San Francisco, CA
388K SF GLA
$20.9MM NOI



6 The Yards
Washington, D.C.
71K SF GLA / 485 Units
$13.0MM NOI



3 New York Times
New York, NY
736K SF GLA
$51.4MM NOI



The New York Times

2 etrotech Portfolio [1]
Brooklyn, NY
3.2MM SF GLA
$82.2MM NOI



9 Atlantic Terminal Office
Brooklyn, NY
400K SF GLA
$11.7MM NOI



Note: Reflects portfolio pro forma for pending retail and FAH asset dispositions. NOI reflects Q1 2018 estimated annualized stabilized NOI , including NOI from Recently Opened/Redevelopment Properties. GLA as of 3/31/2018. NOI and GLA data as presented is at Company share.
We have removed East River Plaza as part of the Top Ten Assets due to the planned/ongoing disposition of substantially all of our regional mall and specialty retail portfolios
Includes One Pierrepont Plaza.

- 8 -

3 Office Segment Overview 30 properties encompassing 8.1MM SF primarily located in core-urban markets ▪ 17 traditional office properties (6.1MM SF) and 13 life science properties (2.0MM SF) Top Office Assets (% of NOI) Key Office Stats New Life GLA Rent % Office York Science Other Property Location (000s) PSF Occupancy NOI(1) Metrotech Campus(2)(3) Brooklyn, NY 3,183 45.98 93.7% 28.8% Rent PSF: 55.64 70.54 30.87 Cambridge Life Science Occupancy: 94.9% 99.7% 90.2% Cambridge, MA 1,460 78.60 100.0% 29.5% Portfolio(2) Total GLA: 4,826 2,293 1,789 New York Times(2) Manhattan, NY 736 94.65 99.3% 18.0% Company GLA: 4,466 2,022 1,658 Remaining Core 2,108 44.98 90.1% 20.5% % Total NOI(1): 29% 21% 5% Non-Core(4) 659 20.57 95.7% 3.2% Allocated Debt: $352MM $632MM $172MM Total / Wtd. Avg. 8,146 53.19 94.7% 100.0% Geographic Overview (% of Office NOI)(1) ~$286MM (5) NOI 300 MASSACHUSETTS AVE | CAMBRIDGE, MA TWELVE METROTECH CENTER | BROOKLYN, NY (4) Note: All figures shown at Company share as of March 31, 2018. (1) Based on Q1 2018 estimated annualized stabilized NOI. (2) Subject to a ground lease. (3) Includes One Pierrepont Plaza. (4) Includes assets located in Albuquerque, NM, and Pittsburgh, PA. - 9 - (5) Includes Greater Washington, D.C. and Richmond, VA.

3 Apartment Segment Overview

ForestCity

72 total properties; 24,393 total leasable units (16,916 at Company share)[(1)]
>75% of apartment NOI comes from core assets

Top Apartment Assets (% of NOI)[(1)]

Property	Location	Units	Rent / Unit [(2)]	Economic Occupancy	% Apt. NOI
Bayside Village	San Francisco, CA	431	$ 3,131	96.8%	6.4%
8 Spruce Street	Manhattan, NY	234	$ 4,839	94.5%	5.3%
Pavilion	Chicago, IL	1,058	$ 1,172	92.8%	4.4%
Remaining Core [(3)]		7,340	$ 1,986	94.5%	59.7%
Non-Core[(3)]		7,853	$ 1,015	92.8%	24.2%
Total / Wtd. Avg.		**16,916**	**$ 1,544**	**94.0%**	**100%**

Key Apartment Stats[(1)]

	Core	Non-Core
Rent per Unit:	$ 2,020	$ 1,015
Occupancy:	94.6 %	92.8 %
Total Units:	13,004	11,389
Company Units:	9,063	7,853
Avg. Units / Property:	296	407
% of Total NOI:	28 %	9 %
Allocated Debt:	$ 1.46Bn	$ 307MM


8 SPRUCE STREET | NEW YORK, NY


BAYSIDE VILLAGE | SAN FRANCISCO, CA

Geographic Overview (% of Apt. NOI)[(1)]


San Francisco 10%
Chicago 7%
Boston 7%
Philadelphia 7%
Denver 8%
Los Angeles 6%
Dallas 4%
Other 22%
New York 15%
Washington, D.C.[(4)] 14%
~$203MM NOI

Note: All figures shown at Company share as of March 31, 2018 and NOI reflects Q1 2018 estimated annualized stabilized NOI.
(1) Pro forma for FAH disposition.
(2) Reflects gross potential monthly rent less concessions, based on comparable unit data as of March 31, 2018.
(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.
(4) Includes Richmond, VA.

- 10 -

3 Office NOI Margins Our New York and Life Science assets have adjusted property margins in line with top-quartile performing peers New York (54% of Office NOI) Life Science (36% of Office NOI) $151MM NOI $101MM NOI 4.5MM GLA 2.0MM GLA 5.7% 74.2% 2.3% 60.6% 68.5% 58.3% Margin % Less Ground Margin % Margin % Less Ground Margin % As Reported Rent Expense As Adjusted As Reported Rent Expense As Adjusted Other (10% of Office NOI) Total Office $26MM NOI $278MM NOI 3.1% 65.1% 8.2MM GLA 1.7MM GLA 63.5% —% 63.5% 62.0% Margin % Less Ground Margin % Margin % Less Ground Margin % As Reported Rent Expense As Adjusted As Reported Rent Expense As Adjusted Note: Margin figures from three months ended March 31, 2018. NOI and GLA figures shown at Company share. NOI dollar amounts based on Q1 2018 estimated annualized stabilized NOI. GLA as of 3/31/2018. - 11 -

3 Apartment NOI Margins

ForestCity

Our apartment portfolio has adjusted property margins which are generally in line with peers operating in the respective markets

Core Markets (76% of Apartment NOI)(1)



$140MM NOI
9,063 Units
59.4%
3.1%
1.6%
64.1%
Margin % As Reported
Less Service & Management Fees
Less Corporate Allocations
Margin % As Adjusted

Non-Core (24% of Apartment NOI)(2)



$44MM NOI
7,853 Units
45.6%
4.1%
1.3%
51.0%
Margin % As Reported
Less Service & Management Fees
Less Corporate Allocations
Margin % As Adjusted

Total Apartment



$184MM NOI
16,916 Units
55.4%
3.3%
1.6%
60.3%
Margin % As Reported
Less Service & Management Fees
Less Corporate Allocations
Margin % As Adjusted

Note: Margin figures from the three months ended March 31, 2018. NOI and GLA figures shown at Company share. NOI is Q1 2018 estimated annualized stabilized NOI. Units as of March 31, 2018. Apartment peers normally exclude management fees.

Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.

Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.

- 12 -

4 Summary of Potential Growth

ForestCity

Robust growth pipeline of ~$191MM of projects currently under construction and a development pipeline of ~20MM entitled SF in core markets

Near-Term Growth(1)

By Year

Year Opening	# of Projects		Net Cost ($MM)(3)	NOI Range ($MM)	Yield Range
2018	3		173.3		
2019	3		17.9		
2020	1		—		
Total/Wtd. Avg.	7	$	191.2	$10.5 - $11.8	6.2% - 6.7%

By Property Type

Year Opening	# of Projects		Net Cost ($MM)(3)	NOI Range ($MM)	Yield Range
Apartment	6	$	147.0		
Retail	1		44.2		
Total/Wtd. Avg.	7	$	191.2	$10.5 - $11.8	6.2% - 6.7%

Long-Term Growth(2)

			Square Feet				
Name	Location	$MM(4)	Office	Apt.	Retail	Other	Total
Stapleton	Denver, CO	0.0	3.1	1.8	0.2	0.2	5.3
The Yards	Washington, D.C.	65.0	1.9	1.7	0.2	0.2	4.0
Pier 70	San Francisco, CA	48.5	1.2	0.9	0.4	0.8	3.3
Hudson Exchange	Jersey City, NJ	14.6	0.0	2.6	0.2	0.0	2.8
Pacific Park	Brooklyn, NY	74.0	0.3	1.2	0.0	0.3	1.8
5M	San Francisco, CA	37.4	0.6	0.3	0.0	0.0	0.9
Waterfront Station	Washington, D.C.	11.5	0.0	0.3	0.0	0.0	0.3
Operating		5.8	0.0	0.0	0.0	0.0	0.0
Other		6.1	0.1	0.5	0.2	0.0	0.8
Non-Core Markets		24.9	1.6	0.3	0.1	0.0	2.0
Total		287.8	8.8	9.6	1.3	1.5	21.2

The Yards Development

	Completed Projects(5)	Projects Underway	Total Phase I
Total Investment	$208MM	~$212MM - $232MM	~$420MM - $440MM
Total NOI	$16MM	~$12MM - $14MM	~$28MM - $30MM

Phase 1 Value Created(6) = $190MM - $210MM
Cash on Cost Return = 6.5% - 7.0%
Cash on Cost spread to Cap Rate = ~210 bps

(1) Reflects projects under construction. See slide 21 for additional detail. Dollar amounts represent cost at Company share.
(2) Reflects development pipeline. Dollar amounts and square feet are at Company share. May not sum to totals as presented due to rounding.
(3) $191.2MM reflects cost net of subsidies.
(4) Dollar amounts reflect projects under development at Company Share.
(5) Completed Projects include: Foundry Lofts, Boilermaker Shops, Lumbershed, Arris, Twelve12, District Winery; Projects Underway include The Guild.
(6) Value of NOI less cost. Assumes 4.5% blended cap rate for residential and office (Source: CoStar as of Q4 2017).

- 13 -

4 THE YARDS | Washington, D.C.

ForestCity

The Yards is a fully entitled, 53-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. At full build-out, the project is expected to include up to 3,000 residential units, 1.8 million square feet of office space and approximately 350,000 square feet of retail and dining space. *The Yards* features a 5.5-acre publicly funded public park and Marina that is a gathering place and recreational focus for the community. Currently there are six completed projects, which include 716 apartment units and 209,000 square feet of retail. Currently under construction is *The Guild*, a 191-unit apartment building, and *L2*, a 264-unit apartment building.

- FC selected by GSA to develop 48 acre site in 2004
- FC selected by District of Columbia to develop 5 acre WASA site portion of Yards in 2005
- Development commenced in 2008. We have land control for GSA portion of site through 2035 and 2028 for DC portion.
- Land Value was established in 2005 with the GSA and 2014 with DC. GSA land escalates at 3%/yr and is fixed with DC. Land is controlled under an option, and Parcels are taken down as needed.



Project Summary

	Completed Projects[1]	Projects Underway	Total Phase I
Total Investment	$198MM	~$212MM - $232MM	~$410MM - $430MM
Total NOI	$15MM	~$13MM - $15MM	~$28MM - $30MM

Phase 1 Value Created[2] = $205MM - $230MM
Cash on Cost Return = 6.6% - 7.1%
Cash on Cost spread to Cap Rate = 210-260 bps

Future Phases:

1,700 rental units

1.8 million sf of office

150,0000sf amenity retail



- 14 -

4 STAPLETON | Denver, CO Stapleton, a 90% owned entity, represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 14,000 homes and apartments, 3 million square feet of retail and 10 million square feet of office/research and development/industrial space. Located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete. As of March 31, 2018, we own 466 gross acres, of which 217 acres are saleable. We also have an option to purchase an additional 284 gross acres at Stapleton. • City of Denver completed zoning, Delivered & Underway: remediation, and 1,900 rental units set up two financing districts 7,478 Lots sold to Homebuilders to finance infrastructure • Land Control: Value established in December 1999 and grows by CPI annually. 6.5% - 7.0% Cash on Cost • FCRT agreed to Purchase a minimum 59% Profit Margin on Sales of 1,000 acres every 5 years with 10 one year extensions available. Final takedown projected for May 2019 Future Phases: • Taxable Value per Denver Assessor 1,500 rental units 2017/18 - $4.9B 3.7 million sf of office (for sale or development) • Over 25,000 residents at Stapleton At Completion: $1 Billion Value Created 55% IRR - 15 -

4 PIER 70 | San Francisco, CA

ForestCity

Pier 70 is a former shipyard on San Francisco's eastern waterfront. Our master site agreement and partnership with the Port Authority of 28 acres is a mixed-use project, which is expected to include 3.2 million total square feet, consisting of 900,000 to 1.75 million square feet of office space, approximately 360,000 square feet of traditional retail, local production, and cultural/community uses, 1,000 to 2,000 residential units, approximately 2,000 parking spaces and 7 acres of waterfront parks. The provided ranges for commercial and residential uses are the result of a flexible zoning approach taken with a select number of parcels, allowing either commercial or residential uses. Project entitlements were received in Q4-2017 through the Port Commission, Planning Commission and Board of Supervisors.

- Selected through an RFP process in **2011** as the developer, the term sheet endorsement occurred in **mid-2013**, successful ballot measure in **Nov 2014**, project approval in **Q4 2017**
- Demolition will commence in **Q2-2018**; grading will commence in **Q2-2018**; infrastructure will commence in **Q4-2018**; and the first buildings are expected to begin construction in **Q2-2019**
- Land development deal in which FCRT receives 100% of project revenues until receiving an 18% return on equity invested and the return of equity. Net project revenues above an 18% return of and on equity are distributed 45% to FC, 55% to the Port.
- Must build each phase (3 phases) within 5 years of starting construction (subject to standard downmarket delay provisions). Phase 2 Horizontal Development obligations must be completed within 8.5 years of completion of Phase 1, and Phase 3 horizontal obligations within 8.5 years of completion of Phase 2


20TH ST
21ST ST (NEW)
22ND ST
MICHIGAN ST
ILLINOIS ST
LOUISIANA ST
MARYLAND ST
SHIP REPAIR
SWITCHYARD
(PG&E)
FORMER POTRERO POWER PLANT
A
B
C1
C2
D
E1
E2
E3
E4
F/G
H1
H2
12
21
PKN
PKS
HDY3
SITE BOUNDARIES
28-Acre Site
Not within 28-Acre Site
PREDOMINANT LAND USE
Commercial Office
Residential
Residential (Affordable)
Retail, Arts, and Light Industrial
Parking Garage

PIER 70 SUD
LAND USE PLAN (28-ACRE SITE)
SITELAB urban studio 11/27/2017

- 16 -

4 5M | San Francisco, CA 5M is a fully entitled, mixed-use project in downtown San Francisco. The project is comprised of an office building of approximately 633,000 square feet and an apartment building with approximately 295 residential units. 5M would create significant new open spaces for the neighborhood. The project is designed to house a dynamic ground-floor mix featuring local retail and arts, cultural and community uses. • Forest City and Hearst partnered in 2008 FC Deal Advantages: to entitle the site. • Harvest value from acquisition of M2 and H1 at below market land valuation • Control development of core product types (office and residential) in a high performing core market, San Francisco • Entitlement approval received in 2015, • 100% ownership of two parcels allows us flexibility and optionality down the line including significant rezoning, approved design concepts, and a fully negotiated program of public benefits • FC recently acquired parcel for M2 building, 295 rental units, for development in 2017/18 at prices 25-35% below market. • Buy land for H-1, 600k sf of office, by Jan 2020 or 15 days after lawsuit resolved • Hearst retains N1 (400 condo units to be developed) and M1, the historic SF Chronicle building (210K sf of office) - 17 -

4 HUDSON EXCHANGE | Jersey City, NJ

ForestCity

Hudson Exchange is a partnership with G&S Investors, the owner of an 18-acre parcel of land, three miles from downtown Manhattan in the waterfront section of Jersey City. At full build-out, the project is expected to include up to 5,400 apartment units in twelve towers and 350,000 square feet of amenity retail and dining space. Currently completed is *VYV*, a 421-unit apartment building.



- Structure allows for phased take-down of the remaining parcels at 20% discount to market based on demand
- The Master Development Agreement with G&S Investors was signed in December 2014 and construction commenced on the first building in Q4-2015.
- VYV South, a 432-unit apartment building, is expected to start construction in Q2-2018

Delivered & Underway:
421 rental units

↓

$380 - $415M investment
$24.5 -25.5M NOI

↓

6.0% - 6.2% Cash on Cost
~150bps+ spread to Cap Rate



Perkins Eastman
SOUTH WEST BIRD'S EYE VIEW

VYV is ~67% leased since opening in September 2017, averaging 35 leases per month

- 18 -

5 Capital Structure Overview

ForestCity

Capitalization (1)

(dollars in thousands)	Consolidated		Company's Share	
Secured Debt	**$ Amt**	**Rate**	**$ Amt**	**Rate**
Fixed-rate Mortgage Debt	$ 1,751.9	4.24%	$ 3,246.0	4.24%
Variable-rate Mortgage Debt	564.3	4.09%	658.3	4.61%
Tax-Exempt Notes Payable	683.2	2.46%	649.4	2.64%
Total Secured Debt	**$ 2,999.4**		**$ 4,553.7**	
Net unamortized mortgage procurement costs	(32.2)		(39.0)	
Total Secured Debt, Net	**$ 2,967.2**	**3.81%**	**$ 4,514.7**	**4.07%**
Unsecured Debt				
Revolving Credit Facility		L+125bps		L+125bps
May 2021 Term Loan, Net	$ 333.8	L+145bps	$ 333.8	L+145bps
Convertible Senior Debt:				
4.250% Notes due 2018	73.2	4.25%	73.2	4.25%
3.625% Notes due 2020	40.0	3.63%	40.0	3.63%
Net unamortized mortgage procurement costs	(0.5)		(0.5)	
Total Unsecured Debt, Net	**$ 446.5**		**$ 446.5**	**2.54%**
Total Debt	**$ 3,413.7**		**$ 4,961.2**	
Less: Cash and Cash Equivalents	(455.4)		(488.5)	
Net Debt	**$ 2,958.3**		**$ 4,472.7**	
Common Equity ($20.29 per share as of 5/1/2018) (3)	**$ 5,541.2**		**$ 5,541.2**	
Noncontrolling Interest	271.0			
Total Enterprise Value			$ 10,013.9	

Capitalization (%) (1)(2)


Key
Common Equity
Secured Debt
Term Loan
Convertible Senior Debt
Secured Debt 53.2%
Term Loan 3.2%
Convertible Senior Debt 1.1%
Common Equity 52.6%

Leverage Metrics & Liquidity (1)

Dollars in millions

Company Share Net Debt / TEV		44.7%
Fixed Charge Coverage Ratio		1.90x
Net Debt / Adjusted EBITDA (4)		7.0x
Total Liquidity:	$	1,065.4
Cash and Cash Equivalents	$	488.5
Revolver Capacity	$	576.9

(1) All figures shown at Company share unless noted. Balance sheet At March 31, 2018 and share price as of 4/30/2018.
(2) Does not include $488.5MM of cash and cash equivalents or $0.5MM of net unamortized mortgage procurement costs.
(3) Based on 273.1MM shares outstanding.
(4) Rolling 12-months ended At March 31, 2018.

- 19 -

5 Illustrative Deleveraging Plan

ForestCity

Leverage target of ~6.5x by year-end 2018 as the Company continues its focus on enhancing the balance sheet profile and builds equity in stabilized assets


13.1x
10.7x
9.5x
8.4x
7.4x
~6.5x
YE 2011
YE 2014
YE 2015
YE 2016
YE 2017
YE 2019
Run Rate

Key Drivers of Further Deleveraging from 2017 to 2019:

Debt Reduction:

- Disposition of FAH portfolio
- Disposition of retail assets
- Proceeds from dispositions potentially used to pay down debt
- Maturity of 4.25% Senior Notes in 2018

Adjusted EBITDA Growth:

- Strong continued free cash flow generation from operating assets
- Additional ~400–500bps in adj. EBITDA margin improvement from identified cost savings
- NOI contributions from New Property Openings

Note: The 2017 and 2018 information is illustrative. It is based on a number of significant assumptions any or all which may turn out to be untrue. You should not place undue reliance on this forward-looking information. There can be no assurance that these plans will be implemented, or if implemented, that will be effective in achieving our strategic goals.

- 20 -

6 Environmental, Social, Governance Forest City develops and manages thriving places that address both the environmental and social needs of our core markets. Awards & Recognition th 89 MSCI percentile “A” rd rating for ESG Green Star 3 overall ESG performance consecutive year on Sustainalytics Environment committed to reduce $2.4 million 100% GHG emissions reduction new development pipeline 27.5% by 2025 in utility spend in 2017 targeting LEED certification Social 2017 Equileap Gender Equality Global Report and Ranking 2020 Women on Boards Winning ‘W’ Company 2017 only U.S. REIT to 25% of Directors are women receive recognition Governance Board tenure reduced Board oversight of ESG Enterprise risk management independence 83% to an average of process expanded to account among Board of Directors 3.6 years for environmental & social risks - 21 -

Appendix THE NEW YORK TIMES BUILDING | NEW YORK, NY

A Development Detail Property Expected Cost Anticipated Project Name Type Ownership(2) Units / SF(3) Cost Incurred(MM)(3) (MM)(3) Stabilization 2017/2018 Phased Openings Axis (1) Apartment 30% 391 49.6 41.8 Q1 2019 Mint Town Center (1) Apartment 88% 399 77.4 82.7 Q2 2019 Projects Under Construction Ardan Apartment 30% 115 $37.0 $36.2 Q3 2019 Ballston Quarter Residential Apartment 51% 207 51.5 92.9 Q3 2020 Aster Conservatory Green North Apartment 0% — — — Q2 2020 The Yards – The Guild Apartment 0% — — — Q3 2019 Capper 769 Apartment 25% 45 8.2 17.9 Q1 2020 The Yards - L2 Apartment 0% — — — Ballston Quarter Redevelopment Retail 51% 156,570 45.6 44.2 Q3 2019 Total Projects Under Construction $142.3 $191.2 Total (Includes 2017 Openings) $269.3 $315.7 (1) Represent phased openings. (2) The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company’s legal ownership. (3) Figures shown at Company share. - 22 -

A The Yards - Site Plan At full build-out, The Yards is expected to include up to 3,000 residential units, 1.8MM SF of office space and approximately 500k SF of retail and dining space - 23 -

A Summary of Retail Transaction

ForestCity

QIC	Madison[1]	Forest City
Tranche One: completed 4/4/18	*Atlantic Center*	*Westfield San Francisco Centre*
Mall at Robinson	*Atlantic Terminal*	*Ballston Quarter (redevelopment)*
Shops at Wiregrass	*Castle Center*	*East River Plaza*
Westchester's Ridge Hill	*Columbia Park Center*	*Station Square*
Shops at Northfield Stapleton	*Forest Avenue*	*The Yards:*
South Bay Galleria	*Harlem Center*	*Boilermaker Shops*
Antelope Valley Mall	*Shops at Gun Hill Road (Ely)*	*Lumber Shed*
	Shops at Gun Hill Road (Waring)	*Twelve12*
Tranche Two:	*Shops at Richmond Avenue*	*Charleston Town Center*
Galleria at Sunset	*The Heights*	*Shops at Northern Boulevard*
Short Pump Town Center	*Queens Place*	*Atlantic Center Site V*
Promenade Temecula	*42nd Street*	
Victoria Gardens		

$104.8MM
2016 NOI

Cap Rate	~5.1%	
	QIC	Madison[1]
Valuation $2.0 Bn	~$1.55B	~$450M
Debt - $0.9 Bn	~680M	~250M
NAV - $1.1 Bn	~870M	~200M

(1) During Q4 2017 we closed on the conversion of our common interest to a preferred interested. 42nd Street is expected to close after resolution of the ground lease rate reset dispute with the City of New York.

- 24 -

A Retail Portfolio Focus & Simplification Existing Partnership Assets Future Ownership Madison JV - NY Retail University Park University Park 1 42nd Street 51.0% 14 300 Massachusetts Ave 50.0% 1 300 Massachusetts Ave ~100% 2 Atlantic Center 51.0% 15 350 Massachusetts Ave 50.0% 2 350 Massachusetts Ave ~100% 3 Atlantic Terminal 51.0% 16 38 Sidney St 50.0% 3 38 Sidney St ~100% 4 Castle Center 51.0% Bernstein Portfolio Bernstein Portfolio 5 Columbia Park Center 37.5% 17 Grand 43.0% 4 Grand ~100% 6 Court Street 51.0% 18 Lenox Club 48.0% 5 Lenox Club ~100% 7 Forest Avenue 51.0% 19 Lenox Park 48.0% 6 Lenox Park ~100% 8 Harlem Center 51.0% 20 DKLB BKLN 51.0% 7 80 Dekalb ~100% 9 Queens Place 51.0% 10 Shops at Gun Hill Road (Ely) 51.0% 11 Shops at Gun Hill Road (Waring) 51.0% 12 Shops at Richmond Avenue 51.0% 13 The Heights 51.0% - 25 -

A NAV Components *(as of March 31, 2018)*

ForestCity

Completed Rental Properties - Operations										
(Dollars in millions)		Q1 2018 NOI [1]		Net Stabilized Adjustments [2]		Stabilized NOI		Annualized Stabilized NOI		Nonrecourse Debt, net [3]
Operations		A		B		=A+B				
Office Real Estate										
Life Science										
Cambridge	$	19.2	$	1.8	$	21.0	$	84.0	$	(501.0)
Other Life Science		4.3		—		4.3		17.2		(130.9)
New York										
Manhattan		14.1		—		14.1		56.4		—
Brooklyn		23.5		—		23.5		94.0		(351.7)
Other Office		6.5		—		6.5		26.0		(172.3)
Subtotal Office	$	67.6	$	1.8	$	69.4	$	277.6	$	(1,155.9)
Apartment Real Estate										
Apartments, Core Markets	$	35.0	$	—	$	35.0	$	140.0	$	(1,459.9)
Apartments, Non-Core Markets		10.9		—		10.9		43.6		(307.2)
Subtotal Apartment Product Type	$	45.9	$	—	$	45.9	$	183.6	$	(1,767.1)
Federally Assisted Housing [4]		0.2		0.2		0.4		1.6		(13.8)
Subtotal Apartments	$	46.1	$	0.2	$	46.3	$	185.2	$	(1,780.9)
Retail Real Estate										
Other Retail	$	12.1	$	(1.7)	$	10.4	$	41.6	$	(452.5)
Subtotal	$	125.8	$	0.3	$	126.1	$	504.4	$	(3,389.3)
Straight-line rent adjustments		3.3		—		3.3		13.2		—
Other Operations		(0.7)		—		(0.7)		(2.8)		—
Total Operations	$	128.4	$	0.3	$	128.7	$	514.8	$	(3,389.3)
Development										
Recently-Opened Properties/Redevelopment	$	2.6	$	5.1	$	7.7	$	30.8	$	(320.7)
Straight-line rent adjustments		0.4		—		0.4		1.6		—
Other Development		(5.3)		1.3		(4.0)		(16.0)		—
Total Development	$	(2.3)	$	6.4	$	4.1	$	16.4	$	(320.7)
Retail Dispositions								Gross Asset Value [5]		
QIC							$	1,096.0	$	(484.7)
Madison								425.0		(221.0)
Total Retail Dispositions							$	1,521.0	$	(705.7)

- 26 -

A NAV Components (as of March 31, 2018) (Dollars in millions at company's share) Nonrecourse Development Book Value (3) Debt, net (4) Projects under construction (6) $ 144.1 $ (48.0) Projects under development $ 287.8 $ (166.6) Land inventory: Stapleton $ 51.4 $ — Commercial Outlots $ 2.4 $ — Other Tangible Assets Cash and equivalents $ 488.5 Restricted cash $ 190.3 Accounts receivable, net (7) $ 255.1 Notes receivable $ 565.8 Net investments and advances to unconsolidated entities $ 22.9 Prepaid expenses and other deferred costs, net $ 79.4 Recourse Debt and Other Liabilities Revolving credit facility $ — Term loan, net $ (333.8) Convertible senior debt, net $ (112.7) Less: convertible debt $ 112.7 Construction payables $ (108.1) Operating accounts payable and accrued expenses (8) $ (543.2) Share Data (in millions) Diluted weighted average number of shares for the three months ended March 31, 2018 273.1 - 27 -

A NAV Components - Implied Cap Rate NAV Components as of 3/31/2018 Share Price as of May 1, 2018 A $ 20.29 Shares Outstanding B 273.1 Market Capitalization A x B= C $ 5,541.2 Net Book Value of Development Pipeline $ 271.1 Net Book Value of Other Tangible Assets 1,602.0 Net Book Value of Recourse Debt and Other Liabilities (985.1) D $ 888.0 Implied Equity Value of Completed Rental Properties =C - D $ 4,653.2 Book Value of Adjusted Rental Properties Nonrecourse Debt, net 3,710.0 Implied Gross Value of Completed Rental Properties $ 8,363.2 Annualized Stabilized NOI $ 531.2 Implied Cap Rate 6.4% - 28 -

A NAV Components-Footnotes *(as of March 31, 2018)*

ForestCity

1) Q1 2018 Earnings Before Income Taxes reconciled to NOI for the three months ended March 31, 2018 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on form 8-K on May 3, 2018. Total NOI is reconciled below:

(Dollars in millions)		Q1 2018 NOI
Total Operations	$	128.4
Total Development		(2.3)
QIC		14.1
Madison		3.3
Grand Total	$	143.5

2) The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q1 2018 NOI as follows:

a) Due to the redevelopment of *26 Landsdowne Street* (Life Science Office - Cambridge), we have included a stabilization adjustment to the Q1 2018 NOI to arrive at our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

b) Partial period NOI for recently sold properties has been removed.

c) Due to the planned transfer of *Charleston Town Center* and *Shops at Northern Boulevard* (Other Retail) to the lenders in deed-in-lieu transactions, we have removed NOI and nonrecourse debt, net, related to these properties.

d) For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

Property		Cost at 100%		Cost at Company Share	Lease Commitment % as of April 26, 2018
		(in millions)			
Office:					
The Bridge at Cornell Tech (New York Office)	$	164.6	$	164.6	74%
Apartments:					
Mint Town Center (Core Market)	$	94.0	$	82.7	28%
Axis (Core Market)	$	140.4	$	41.8	51%
VYV (Non-Core Market)	$	214.3	$	107.1	67%
38 Sixth Avenue (Core Market)	$	199.4	$	49.2	47%
535 Carlton (Core Market)	$	168.4	$	41.9	76%
Eliot on 4th (Core Market)	$	138.3	$	42.6	84%
NorthxNorthwest (Core Market)	$	115.0	$	33.5	68%
Total Apartments	$	1,069.8	$	398.8	
Grand Total	$	1,234.4	$	563.4	

f) Due to the redevelopment of *Ballston Quarter* (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q4 2017 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

- 29 -

A NAV Components-Footnotes(as of March 31, 2018) 3) Amounts represent the company’s share of each respective balance sheet line item as of March 31, 2018 and may be calculated using the financial information contained in the Appendix of this of the supplemental package, furnished to the SEC on form 8-K on May 3, 2018. Due to the planned transfer of Charleston Town Center and Shops at Northern Boulevard to their lenders in deed in lieu transactions, we have removed nonrecourse debt, net, of $49.1 million and $17.3 million, respectively related to these properties. 4) Represents the remaining 8 federally assisted housing apartment communities. We previously signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. As of March 31, 2018, 39 properties have closed, representing $61.8 million in net proceeds. 5) Gross Asset Value related to the retail portfolio dispositions: a) As a result of the signed definitive agreement to dispose of our 10 regional malls to QIC, we have calculated the remaining gross asset value based on agreed upon pricing, excluding five regional malls which closed in Q4 2017 and Q1 2018. b) In accordance with the signed definitive agreement to dispose of our 11 specialty retail centers to Madison, we converted our common ownership interest in 10 assets to preferred ownership interests. The nonrecourse debt, net, associated with the 10 converted assets is approximately $182.0 million ($221.0 million, including Queens Place, the 11th specialty retail center to convert. Queens Place converted in April 2018). We have calculated the gross asset value based on agreed upon pricing. 6) Stabilized NOI for the following properties is included under Recently-Opened Properties/Redevelopment. As such, we have removed the following from the book value of projects under construction: a) $45.6 million, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter. b) $58.9 million, which represents costs on the balance sheet associated with the phased openings of Axis ($23.3 million) and Mint Town Center ($35.6 million). c) $72.0 million, which represents costs on the balance sheet associated with vacant space not ready for its intended use at The Bridge at Cornell Tech. 7) Includes $140.1 million of straight-line rent receivable (net of $7.2 million of allowance for doubtful accounts) 8) Includes $51.7 million of straight-line rent payable. - 30 -

A Definitions of non-GAAP measures EBITDAre EBITDAre, a non-GAAP measure, is defined by NAREIT as net earnings (loss), excluding the following items: i) depreciation and amortization; ii) interest expense; iii) income tax expense (benefit); iv) impairment of depreciable real estate; and v) gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests. We further adjust EBITDAre to arrive at EBITDAre at the company’s ownership (“EBITDAre attributable to Forest City Realty Trust, Inc. (“FCRT”)). During the three months ended March 31, 2018, we began disclosing EBITDAre attributable to FCRT as a replacement to EBITDA attributable to FCRT based on recently issued NAREIT guidance. Gains and losses on the disposition of depreciable real estate, including gains and losses on change in control of interests, and impairment of depreciable real estate are also excluded from net earnings (loss) to arrive at EBITDAre attributable to FCRT as a result. The disclosure of this metric provides a more widely known and understood measure of performance in the REIT industry. We use EBITDAre attributable to FCRT as the starting point in order to calculate Adjusted EBITDA as described below. Adjusted EBITDA We define Adjusted EBITDA, a non-GAAP measure, as EBITDAre attributable to FCRT adjusted to exclude: i) impairment of non-depreciable real estate; ii) gains or losses from extinguishment of debt; and iii) other transactional items, including organizational transformation and termination benefits. We believe EBITDAre, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs. Net Debt to Adjusted EBITDA Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs. Net Asset Value Components We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities the Company is entitled to. The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. - 31 -

A Definitions of non-GAAP measures NOI NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI. We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies. FFO FFO, a non-GAAP measure, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, we believe FFO presents a consistent view of the overall financial performance of our business from period-to- period since the core of our business is the recurring operations of our portfolio of real estate assets. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the Company’s core assets and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen with market conditions, many real estate investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides another measurement of the Company’s performance relative to its competitors and an additional basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. The majority of our peers in the publicly traded real estate industry report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined by NAREIT as net earnings excluding the following items at our ownership: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) gains or losses on change in control of interests; iii) non-cash charges for real estate depreciation and amortization; iv) impairment of depreciable real estate (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax). - 32 -

A Reconciliation of non-GAAP measures Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands) Three Months Ended Year Ended March 31, December 31, 2018 2017 Earnings (loss) before income taxes (GAAP) $ 197,278 $ 144,890 (Earnings) loss from unconsolidated entities (71,978) (124,784) Earnings (loss) before income taxes and earnings from unconsolidated entities 125,300 20,106 Land sales (5,945) (59,778) Cost of land sales 2,986 27,708 Other land development revenues (2,193) (7,963) Other land development expenses 3,072 9,711 Corporate general and administrative expenses 12,183 62,149 Organizational transformation and termination benefits 15,950 34,395 Depreciation and amortization 55,285 248,353 Write-offs of abandoned development projects and demolition costs — 1,596 Impairment of real estate — 44,288 Interest and other income (10,761) (53,651) (Gains) loss on change in control of interests (117,711) — Interest expense 26,967 120,431 Amortization of mortgage procurement costs 1,306 5,550 Loss on extinguishment of debt 2,388 2,961 NOI related to noncontrolling interest (1) (10,939) (43,664) NOI related to unconsolidated entities (2) 45,656 209,608 Net Operating Income (Non-GAAP) $ 143,544 $ 621,800 (1)-(2) See page 20 in the supplemental package furnished to the SEC for the three months ended March 31, 2018 for footnotes. Additionally, see page 20 in - 33 - the supplemental package furnished to the SEC for the year-ended December 31, 2017 for footnotes.

A Reconciliation of non-GAAP measures (cont’d) Three Months Ended Year Ended March 31, December 31, 2018 2017 Net earnings attributable to Forest City Realty Trust, Inc. (GAAP) $ 199,747 $ 206,030 Depreciation and amortization 70,421 313,385 Interest expense (1) 43,118 198,777 Amortization of mortgage procurement costs 1,637 7,469 Income tax expense (benefit) 1,824 (21,422) Impairment of real estate — 54,888 Net gain on disposition of full or partial interests in rental properties (72,203) (154,958) Gains on change in control of interests (117,711) — EBITDAre attributable to Forest City Realty Trust, Inc. (Non-GAAP) $ 126,833 $ 604,169 Net loss on extinguishment of debt 2,269 4,514 Organizational transformation and termination benefits 15,950 34,395 Adjusted EBITDA (Non-GAAP) $ 145,052 $ 643,078 As of March 31, As of December 31, 2018 2017 Nonrecourse mortgage debt and notes payable, net $ 4,514,733 $ 4,558,045 Revolving credit facility — — Term loan, net 333,768 333,668 Convertible senior debt, net 112,741 112,637 Total debt $ 4,961,242 $ 5,004,350 Less cash and cash equivalents (488,500) (242,471) Net Debt $ 4,472,742 $ 4,761,879 Net Debt to Adjusted EBITDA (Annualized) 7.7x 7.4x (1) See page 23 in the supplemental package furnished to the SEC for the quarter ended March 31, 2018 for footnotes. Additionally, see page 24 in the - 34 - supplemental package furnished to the SEC for the year-ended December 31, 2016 for footnotes.